Exhibit 10.1
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”), is made as of March 1, 2006 (“Effective Date”), by and between MEGA MEDIA HOLDINGS, INC., a Delaware corporation (“MMH”), WDLP LICENSING, INC., a Delaware corporation (“Mega-Sub” and, together with MMH individually and collectively, “Debtor”), and WDLP BROADCASTING COMPANY, LLC, a Delaware limited liability company, WDLP LICENSED SUBSIDIARY, LLC, a Delaware limited liability company, ROBIN BROADCASTING COMPANY, LLC, a Delaware limited liability company, and ROBIN LICENSED SUBSIDIARY, LLC, a Delaware limited liability company (collectively, “Secured Party”).
RECITALS
     A. MMH and Secured Party (together with certain Subsidiaries of Secured Party) entered into an Asset Purchase Agreement dated as of July 12, 2005 (as amended to the date hereof, the “Purchase Agreement”), providing, subject to the terms and conditions thereof, for the sale of certain television stations and related assets to Debtor. Pursuant to Amendment No. 3 to the Purchase Agreement dated as of January 6, 2006, Mega-Sub, a wholly owned subsidiary of MMH, was added as one of the buyers thereunder. Capitalized terms used herein without definition have the identical meanings assigned to them in the Purchase Agreement.
     B. Pursuant to the terms and conditions of the Purchase Agreement, as of the Effective Date Debtor acquired the Assets and paid the Purchase Price, which included delivery to Secured Party of a Secured Promissory Note dated as of the Effective Date in the original principal amount of $18,500,000.00 (as the same may be amended, restated, renewed, replaced, supplemented, extended or otherwise modified from time to time, the “Note”); and
     C. It was a condition to the Closing that Debtor grant to Secured Party the liens and security interests contemplated hereby. Debtor has agreed to enter into this Agreement in order to grant such liens and security interests.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:
     Section 1. The Security Interests and Related Rights.
     (a) Grant. In order to secure (i) the due and punctual payment of all obligations, indebtedness and liabilities of Debtor to Secured Party under the Note including, without limitation, any and all interest payable thereon at the interest rates provided in the Note, regardless of the extent allowed as a claim in any proceeding in respect of the bankruptcy, reorganization or insolvency of Debtor (a “Reorganization”); (ii) the due and punctual payment and performance of all indebtedness, liabilities and obligations of Debtor under this Agreement; and (iii) the performance of all of the obligations of Debtor to Secured Party contained in the

Purchase Agreement and any of the Loan Documents contemplated by the Note (all of the foregoing hereinafter collectively called the “Obligations”), Debtor hereby grants to Secured Party:
          A. the rights and remedies provided in Section 8(d) of this Agreement with respect to the Stations’ Licenses; and
          B. a continuing security interest in the following Assets purchased by Debtor on the Effective Date pursuant to the Purchase Agreement (hereinafter the Assets described in this part B. are collectively called the “Collateral”) upon and subject to the terms and conditions set forth in this Agreement:
(1) the leasehold estates or license rights relating to the Stations under the leases and licenses (“Real Property Leases”) which are identified on Exhibit A-2 attached hereto covering the premises (“Leased Real Property”) more particularly described also on said Exhibit A-2, and all rights (including rights of refund and offset relating to any post-Closing events), privileges and options in favor of Debtor relating or pertaining to such Real Property Leases arising on and after the Closing Date;
(2) the fixed and tangible personal property and equipment listed on Exhibit A-3 attached hereto (the “Tangible Assets”);
(3) the assignable rights in and under Intellectual Property owned by or licensed to Secured Party immediately prior to the Effective Date consisting of the Intellectual Property listed on Exhibit A-4 attached hereto, together with goodwill and other intangible property, relating to, or used or useful in connection with the operation of the Stations on the Effective Date, but not any of the foregoing which constitute or are related to the Excluded Assets;
(4) all right, title and interest in, to, and under all Permits identified on Exhibit A-5 attached hereto relating to, or used or useful in connection with the operation of the Stations or relating to the use, operation or enjoyment of the Assets;
(5) all right, title and interest of Debtor in, to and under the personal property leases identified on Exhibit A-6 attached hereto, and all rights (including rights of refund and offset relating to any post-Closing events), privileges, deposits, claims, causes of action and options in favor of such Debtor relating or pertaining to such Personal Property Leases;
(6) the contracts and agreements relating to the Stations which are identified on Exhibit A-7 attached hereto (together with the Real Property Leases and the Personal Property Leases, the “Assumed Contracts”);
(7) except as set out in Section 1.2 in the Purchase Agreement, all books, records, papers and instruments that relate specifically to the other Assets, including without limitation, programming information and studies, marketing and demographic data, dealings with customers, vendors and suppliers of the Stations, and including computerized books and records and other computerized storage media and the software (including documentation and object and source codes) used in connection therewith;
(8) all surveys, maps and building and machinery diagrams and plans of each Seller relating to any of the Assets;
(10) all additional Real Property Leases in effect as of the Effective Date between Secured Party, as sublessor or sublicensor, and Debtor as sublessee or sublicense, covering the Leased Real Property described on Exhibit A-8 attached hereto;
(11) all additions to and replacement parts installed into or as part of the Tangible Assets and all replacements for damaged, disposed of or otherwise non-usable Tangible Assets. For the avoidance of doubt, Collateral shall not include new equipment, upgraded equipment and other tangible property acquired for any purpose other than as a replacement or addition to Assets purchased pursuant to the Purchase Agreement; and
(12). all proceeds and products of all of the foregoing, including without limitation proceeds of insurance (subject to the rights of Debtor thereto contained in this Agreement), whether now owned or hereafter acquired by Debtor or in which Debtor may now have or hereafter acquire an interest.
     (b) Tangible Collateral; Post-Closing Collateral. All Collateral consisting of equipment, inventory, fixtures or other tangible property is sometimes hereinafter collectively called the “Tangible Collateral”. All Collateral under Sections 1(a)B.(11) and (12) is sometimes hereinafter collectively called the “Post-Closing Collateral”.
     (c) Security Interests. Subject to the terms and conditions of this Agreement, including with respect to the rights of Secured Party under this Agreement following an Event of Default, Secured Party and Debtor acknowledge and agree that Debtor owns the Collateral and may use, control and manage the Collateral in the operation of its business, and receive and use income, revenue and profits arising therefrom and proceeds thereof. The security interests granted pursuant to this Section 1 (collectively, the “Security Interests”) are granted as security only and shall not subject Secured Party to, or transfer to Secured Party, or in any way affect or modify, any obligation or liability of Debtor under any of the Collateral or any transaction which gave rise thereto.
     (d) Scope of Security Interest. The Collateral is intended to consist of all assets of Debtor described in Section 1(a)(B) above, whether or not within the scope of Article 9 of the Uniform Commercial Code (“Article 9”), and whether now owned, or hereafter arising or acquired as part of the Post-Closing Collateral, and wherever located. Any term used in this Agreement and not defined in this Agreement or the Purchase Agreement shall have the meaning given such term in Article 9.
     Section 2. Filing; Further Assurances. Debtor will, at its expense, execute, deliver, file and record (in such manner and form as Secured Party may reasonably require), or authorize

Secured Party to file and record, any financing statements (in a commercially reasonable form), any carbon, photographic or other reproduction of a financing statement or this Agreement (which the parties hereto agree shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that Secured Party may reasonably request, in order to create, confirm, preserve, perfect or validate any Security Interest or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under Applicable Law with respect to any of the Collateral. Debtor hereby appoints Secured Party, which appointment is irrevocable and coupled with an interest, as Debtor’s attorney-in-fact to prepare, execute and file (with or without signatures) in the name and on behalf of Debtor or otherwise such financing statements and/or other instruments or recordings as Secured Party may at any time request or require with respect to the Collateral and the Security Interests and Debtor hereby ratifies any such financing statements filed by Secured Party prior to the Effective Date.
     Debtor shall at any time and from time to time, take such steps as Secured Party may reasonably request for Secured Party to insure the continued perfection and priority of the Security Interests in any of the Collateral and of the preservation of Secured Party’s rights therein.
     Section 3. Representations and Warranties of Debtor. Debtor hereby represents and warrants to Secured Party as follows:
          (a) Debtor is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the Collateral and the Licenses as of the Effective Date, free from any Lien, other than Permitted Liens, now or hereafter created.
          (b) Except for such financing statements as may be described in Exhibit B attached hereto and except for financing statements reflecting Liens not suffered by or otherwise arising by reason of any act or omission of Debtor or Parent, no financing statement covering the Collateral is on file in any public office as of the Effective Date, other than the financing statements filed pursuant to this Agreement or filed prior to the Effective Date (which prior filings are described in Exhibit B).
          (c) All additional information, representations and warranties contained in Exhibit C attached hereto are true, accurate and complete in all material respects on the Effective Date.
     Section 4. Covenants of Debtor. Debtor hereby covenants and agrees as follows:
          (a) Debtor will use all commercially reasonable efforts to protect the Collateral and the Licenses against all claims and demands of all persons at any time claiming any Lien (other than Permitted Liens) therein;

          (b) Debtor will provide Secured Party, as promptly as practical, but in all events not later than ten (10) business days following the occurrence, with written notice of (a) any change in the office where Debtor maintains its books and records, or (b) the movement or location of any material portion of the Collateral to or at any address other than as set forth in said Exhibit C attached hereto;
          (c) Debtor will promptly pay any and all Taxes upon the Collateral, or any other Taxes that otherwise impose a Lien upon the Collateral, prior to the date penalties are attached thereto unless the Debtor is contesting such Taxes in good faith by appropriate proceedings so long as payment of any such Taxes shall be made before any of the Collateral shall be seized or sold in satisfaction thereof;
          (d) Debtor will immediately notify Secured Party of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral or the Licenses and the amount or an estimate of the amount of such loss or diminution;
          (e) Debtor will have and maintain insurance at all times in accordance with the provisions of this Agreement;
          (f) Debtor will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein without the prior written consent of Secured Party except as otherwise specifically permitted under this Agreement;
          (g) Debtor shall have good and marketable title to all of the Post-Closing Collateral as and when acquired or obtained, free from any Lien other than Permitted Liens;
          (h) The Collateral and the Licenses shall be free from any Lien other than Permitted Liens;
          (i) Debtor will keep the Collateral in good order and repair, reasonable wear and tear excepted, and will not waste or destroy or dispose of the Collateral or any part thereof, in each case except for the disposition of Tangible Collateral undertaken in the ordinary course of business or as otherwise permitted by this Agreement;
          (j) Debtor will not use the Collateral or the Licenses in violation in any material respect of the Communications Laws or in violation in any material respect of any other Applicable Law; and
          (k) Debtor will not change its name, identity or structure, except after the delivery to Secured Party by Debtor of all documents and instruments necessary for Secured Party to continue its first-priority perfected security interest in the Collateral, the form and substance of which documents and instruments shall be acceptable to Secured Party in Secured Party’s sole discretion.

     Section 5. Records Relating to Collateral. Debtor will keep its records concerning the Collateral and the Licenses at Debtor’s executive office or one or more of the other locations designated in Exhibit C attached hereto or at such other place or places of business of which Secured Party may approve in writing. Debtor will hold and preserve such records and will permit representatives of Secured Party at any reasonable time during normal business hours to examine and inspect the Collateral and to make abstracts from such records in accordance with the terms of this Agreement, and will furnish to Secured Party such information and reports regarding the Collateral as Secured Party may from time to time reasonably request; provided, however, that so long as no Event of Default has occurred and is continuing, Secured Party shall give Debtor at least five (5) Business Days advance notice prior to the date of examination or inspection.
     Section 6. General Authority. To the extent permitted by Applicable Law, including, but not limited to, the Communications Laws, federal and state securities laws and the rules and policies of the FCC, Debtor hereby appoints Secured Party as Debtor’s lawful attorney, with full power of substitution, in the name of Debtor, Secured Party, or otherwise, for the sole use and benefit of Secured Party, but at Debtor’s expense, to exercise, all or any of the following powers with respect to all or any of the Collateral during the existence and continuation of any Event of Default (which power shall be in addition and supplemental to any powers, rights and remedies of Secured Party described herein or otherwise available to Secured Party under Applicable Law):
          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;
          (b) to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by Secured Party;
          (c) to settle, compromise, initiate, prosecute or defend any action or proceeding with respect thereto;
          (d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if Secured Party were the absolute owner thereof;
          (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and
          (f) to discharge any Taxes and Liens at any time placed thereon.
Such appointment as attorney is irrevocable and coupled with an interest.
     Section 7. Events of Default. Debtor shall be in default under this Agreement upon the occurrence of any one of the following events (herein referred to as an “Event of Default”):

          (a) upon the close of Business on the tenth (10th) Business Day after notice has been given by Secured Party to Debtor of any material default by Debtor in the due observance or performance of any covenant or agreement contained herein, if such default is not Cured (as defined below) within such ten (10) Business Day period;
          (b) upon the close of business on the tenth (10th) Business Day after notice has been given by Secured Party to Debtor of any material breach of any representation or warranty contained in this Agreement when made or deemed to be made, if such breach is not Cured within such ten (10) Business Day period;
          (c) the occurrence of any “Acceleration Event” under (and as defined in) the Note or any event of default under the provisions of any agreement now or hereafter securing or guarantying any of the Note, or of any agreement now or hereafter evidencing or securing or guarantying any of the Obligations.
          “Cure” shall mean: (i) in respect of a covenant or agreement, the doing of such action or ceasing of such prohibited action in all material respects addressed by such covenant or agreement; (ii) in respect of a representation or warranty, creating the state of affairs described in the representation or warranty in all material respects; and (iii) if the default is the breach of any obligation to maintain, preserve or protect the value of any Tangible Collateral, and provided that such Tangible Collateral is not reasonably necessary for Debtor to conduct its ordinary business operations, the completion of either of the following actions: (A) making a prepayment to Secured Party under the Note in an amount equal to Asset Value (as defined below), or (B) depositing cash collateral in the amount equal to the Asset Value in a control, lock-box or other account, and executing such documents and instruments as shall be required by Secured Party, in its reasonable judgment, so that Secured Party shall have a first priority Lien thereon (other than Permitted Liens), in which case such cash shall also be Post-Closing Collateral. As used herein, the term “Asset Value” shall mean the greater of (i) the insurance proceeds, plus the amount of any applicable deductible, received or receivable by Debtor for such Tangible Collateral, or (ii) an amount equal to the replacement cost of such Tangible Collateral.
     Section 8. Remedies Upon Event of Default.
     (a) Subject to the limitations in Section 14 hereof, if an Event of Default shall occur and be continuing, Secured Party may exercise all the rights and remedies of a secured party under Article 9 (whether or not Article 9 is in effect in the jurisdiction where such rights and remedies are exercised), but solely with respect to the Collateral. Subject to the limitations in Section 14 hereof, without limitation of the foregoing, unless the Obligations shall have been paid in full in cash, Secured Party may, without further demand, advertisement or notice, except as expressly provided for in subsection (1) of this Section 8(a),
     (1) Sell the Tangible Collateral, or any part or component thereof, in one or more sales, at public or private sale or at any broker’s board or on any securities exchange, conducted by any officer or agent of Secured Party, at a place of business of Secured Party or elsewhere, for cash, upon credit or future delivery, and at such price or prices as Secured Party shall, in its sole discretion, determine, and, to the extent permitted by law, Secured Party may be the purchaser of any or all of the Tangible Collateral so sold. Secured Party may require Debtor to assemble all or any part of the Tangible Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient. Any holder of an Obligation may be the purchaser of any or all of the Tangible Collateral so sold at any public sale (or, if the Tangible Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold the same absolutely free from any right or claim of whatsoever kind. Secured Party is authorized, at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Pledged Securities to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Tangible Collateral so sold. Each purchaser (including Secured Party) at any such sale shall hold the Tangible Collateral so sold absolutely free from any claim or right of whatsoever kind, including, without limitation, any equity or right of redemption of Debtor which Debtor, to the extent it may lawfully do so, hereby specifically waives. Unless the Tangible Collateral to be sold is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give Debtor at least ten (10) days’ written notice of its intention to make any such public or private sale or sales at a broker’s board or on a securities exchange. Secured Party and Debtor agree that such notice constitutes “reasonable notification” within the meaning of Article 9. Such notice, in case of a public sale, shall state the place fixed for such sale, and in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Tangible Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Such notice, in case of a private sale or disposition, shall state the time after which any private sale or other intended disposition is to be made. Any such private sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any public or private sale, the Tangible Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, or any adjournment thereof, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Tangible Collateral for credit or for future delivery, the Tangible Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to pay for the Tangible Collateral so sold, and in case of any such failure, such Tangible Collateral may again be sold under and pursuant to the provisions hereof; or
     (2) Subject to the limitations in Section 14 hereof, instead of exercising the power of sale herein, proceed by a suit or suits at law or in equity to foreclose the

Security Interests and sell the Tangible Collateral, or any portion or component thereof, under a judgment or decree of a court or courts of competent jurisdiction.
     (b) Subject to Section 14 hereof and the Communications Laws, Secured Party as attorney-in-fact pursuant to Section 6 hereof may, in the name and stead of Debtor, make and execute all conveyances, assignments and transfers of any Tangible Collateral sold by or on behalf of the Secured Party in accordance with this Agreement. Debtor shall, if so reasonably requested by Secured Party, ratify and confirm any sale or sales by executing and delivering to Secured Party, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of Secured Party, be advisable for such purpose.
     (c) The receipt by Secured Party of the purchase money paid at any such sale made by it shall be a sufficient discharge therefor to any purchaser (other than Secured Party) of the Tangible Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or such purchaser’s representatives or assigns) (other than Secured Party), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
     (d) Subject to the limitations in Section 14 hereof, if an Event of Default shall have occurred and be continuing, Debtor shall take any action which Secured Party may reasonably request (consistent with the Communications Laws) in order to transfer or assign all Licenses for operation and ownership of the Stations, or relating to the Stations and the Licenses, to a receiver for the Stations appointed by a court of competent jurisdiction (a “Receiver”). Secured Party is specifically empowered to request that a court of competent jurisdiction appoint a Receiver for the Stations, who promptly shall file a Form 316 application with the FCC, seeking an involuntary transfer of control of the Stations’ Licenses to the Receiver, in order that the Receiver may obtain a binding purchase offer from a qualified, bona fide subsequent buyer to whom control of the Stations’ Licenses ultimately shall be assigned or transferred, subject to the prior approval of the FCC. Debtor agrees to cooperate to the fullest extent in both any court proceeding appointing the Receiver and also in the execution and filing with the FCC of the aforementioned Form 316 application and, in the absence of such voluntary cooperation by Debtor, Secured Party may enforce this provision by court order. Upon the occurrence and continuance of an Event of Default, Debtor shall use its best efforts to cooperate and assist in obtaining required approvals by the FCC, and any other Governmental Authority, if required, for any actions or transactions contemplated by this Agreement and any related agreements, including without limitation, the preparation, execution and filing with the FCC of the assignor’s or transferor’s portion of any FCC application for consent to the assignment or transfer of the Licenses.
     (e) The Receiver shall in addition have the power to dispose of the Stations, the Licenses and the Collateral in any manner lawful in the jurisdiction in which such Receiver’s appointment is confirmed, including the power to conduct a public or private sale of the Stations, the Licenses and the Collateral; provided, however, that the successful bidder at any such public or private arm’s-length sale shall not acquire any License unless and until the appropriate

Governmental Authority shall first have granted its consent to such acquisition (or such consent shall, for any other reason, no longer be required under applicable law or regulation). Secured Party may bid at any such public or private sale.
     (f) DEBTOR ACKNOWLEDGES THAT THE ASSIGNMENT OR TRANSFER OF THE LICENSES IS INTEGRAL TO SECURED PARTY’S PROTECTION OF ITS RIGHTS, THAT THERE IS NO ADEQUATE REMEDY AT LAW FOR FAILURE BY DEBTOR TO COMPLY WITH THE PROVISIONS OF THIS SECTION 8 AND THAT SUCH FAILURE WOULD NOT BE ADEQUATELY COMPENSABLE IN DAMAGES, AND THEREFORE AGREES THAT THE AGREEMENTS CONTAINED IN THIS SECTION 8 MAY BE SPECIFICALLY ENFORCED SUBJECT TO ANY NECESSARY ACTION BY THE FCC UNDER THE COMMUNICATIONS LAWS.
     (g) Notwithstanding anything herein contained to the contrary, Debtor’s execution and delivery of this Agreement and any related agreements, prior to Secured Party’s exercise of its remedies hereunder and the granting of FCC approval therefor to the extent such consent is required by the Communications Laws, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Debtor by Secured Party, or control, affirmative or negative, direct or indirect, by Secured Party over the programming, management, or any other aspect of the operation of Debtor or any of its broadcast properties, which ownership and control shall remain exclusively and at all times in Debtor; and (ii) do not and shall not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any License at any time issued by the FCC to Debtor or the transfer of control of Debtor within the meaning of the Communications Laws, in any of the foregoing cases, unless and until the provisions of this Agreement which are conditions to such transfer, assignment or disposition of control of Debtor or the Licenses are met.
     (h) Notwithstanding any other provision of this Agreement or any related agreements to the contrary, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to the Licenses or any of the Collateral as provided herein or therein or any other action taken or proposed to be taken by Secured Party hereunder or thereunder which would affect the operational, voting, or other control of Debtor, shall be pursuant to the Communications Laws, and, if and to the extent required thereby, subject to the prior approval of the FCC; including, without limitation, that no foreclosure on, or sale, or other transfer, or disposition of any of the Tangible Collateral by Secured Party shall deprive the Debtor from the ability to operate the Stations for such period of time until Debtor no longer holds Licenses for the Stations.
     (i) All rights and remedies contained herein shall be separate and cumulative and in addition to all other rights and remedies available to a secured party under Applicable Law, and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies.

     Section 9. Right of Secured Party to Use and Operate Tangible Collateral, Etc. Upon the occurrence and during the continuance of an Event of Default, to the extent permitted by Applicable Law, including, but not limited to, the Communications Laws, and subject to Section 14 hereof, (a) Secured Party shall have the right and power to take possession of all or any part of the Tangible Collateral, and to exclude Debtor and all persons claiming under Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same, (b) Secured Party may, from time to time, at the expense of Debtor, make all such repairs, replacements, and alterations to and of the Tangible Collateral as Secured Party may deem proper, subject to Section 14 hereof, and (c) Secured Party shall have the right to manage and control the Tangible Collateral and to exercise all rights and powers of Debtor in respect to the Tangible Collateral as Secured Party shall deem best, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Tangible Collateral or any part thereof as Secured Party may deem fit and, subject to Section 14 hereof, to carry on the business in respect to the Tangible Collateral; and Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Tangible Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Tangible Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and attorney’s fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied to the payment of the Obligations in such order or priority as Secured Party shall determine (subject to the provisions of Section 10 hereof) and, unless otherwise provided by law or by a court of competent jurisdiction, any surplus shall be paid over to Debtor.
     Section 10. Application of Collateral and Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral and the Licenses shall be applied in the following order of priorities:
          (a) first, to pay the reasonable expenses of such sale or other realization, including reasonable commission to Secured Party’s agent, reasonable attorneys’ fees, and all costs and expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including without limitation reasonable costs and expenses incurred in connection with any Reorganization, and any other unreimbursed expenses for which Secured Party is to be reimbursed pursuant to Section 11 hereof;
          (b) second, to the payment of all indebtedness, liabilities and obligations of Debtor under the Note and the Purchase Agreement in accordance with the terms thereof;
          (c) third, to the payment of the remaining Obligations in such order of priority as Secured Party, in its sole discretion, shall determine; and

          (d) finally, to pay to Debtor, or its successors and assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.
     Section 11. Expenses; Secured Party’s Lien. Debtor will forthwith upon demand pay to Secured Party: (a) the amount Secured Party has paid (i) in respect of Taxes arising by reason of the Security Interests (including, without limitation, any applicable transfer, intangible, recordation and personal property Taxes but excluding Taxes in respect of Secured Party’s income and profits) or (ii) in order to free any of the Collateral from any Lien thereon, and (b) the amount of any and all reasonable costs and expenses (including, without limitation, the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ) which Secured Party may incur in connection with (i) any amendments or modifications to this Agreement or to the Note, (ii) the collection, sale or other disposition of any of the Collateral and the Licenses, (iii) the exercise by Secured Party of any of the rights and powers conferred upon any of it hereunder, (iv) any Event of Default on Debtor’s part hereunder, or (v) any Reorganization.
     Section 12. Survival of Obligations; Termination of Security Interests; Release of Collateral. This Agreement and the warranties, representations, agreements and covenants contained herein and in any certificates or instruments delivered pursuant hereto shall survive the execution and delivery of the Note, and shall continue for so long as any of the Obligations shall remain outstanding. Upon the indefeasible repayment and performance in full of all the Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor, provided that the Security Interests shall be reinstated with respect to any payment made or received by Secured Party in respect of the Obligations which is subsequently voided as a fraudulent conveyance, preference or otherwise. Upon such termination of the Security Interests or release of Collateral, Secured Party will, at Debtor’s expense to the extent permitted by law, execute and deliver to Debtor such documents and instruments as reasonably necessary or as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, and will transfer, assign and deliver to Debtor such Collateral which is in the possession of the Secured Party, as the case may be.
     Section 13. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and in the manner set forth in the Note.
     Section 14. FCC and Other Approvals. Notwithstanding anything to the contrary contained herein, including but not limited to Section 8 hereof, Secured Party will not take any action pursuant to this Agreement which would constitute or result in any assignment of any License or any transfer of control of Debtor or any License, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including, without limitation, the Communications Laws), the prior approval of the FCC or any other Governmental Authority, without first obtaining such approval. Secured Party’s rights hereunder and under the other Security Documents are subject to all applicable rules and regulations of all Governmental Authorities, including, without limitation, the Communications Laws. Debtor agrees to take any action, at Debtor’s sole cost and expense, which Secured Party may reasonably request in order to obtain and enjoy the full rights and benefits granted to Secured Party by this Agreement and each other agreement, instrument and document delivered to Secured Party in connection herewith or in any document evidencing or securing the Collateral or any of Secured Party’s remedies under Section 8(d), including specifically, at Debtor’s sole cost and expense, the use of its best efforts to assist in obtaining approval of the FCC and any other Governmental Authority for any action or transaction contemplated by, and consistent with the terms of, this Agreement which is then required by law, and specifically, without limitation, upon request, to prepare, sign and file (or cause to be filed) with the FCC and any other Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any License or transfer of control necessary or appropriate under the FCC’s and any other Governmental Authority’s rules and regulations for approval of (a) any sale or sales of property constituting the Collateral by Secured Party, or (b) any assumption by Secured Party of voting rights or management rights in property constituting the Collateral effected in accordance with the terms of this Agreement.
     Section 15. Miscellaneous.
          (a) No failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law.
          (b) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.
          (c) This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Agreement.
          (d) Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
          (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          (f) The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          (g) Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement. Each Schedule and Exhibit is incorporated herein by this reference and made a part hereof.

     Section 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that, Debtor may not assign its obligations hereunder or otherwise sell, transfer, encumber or otherwise dispose of the Collateral. Without limiting the generality of the foregoing, Secured Party may (i) sell, transfer, assign, pledge, or grant participation in any of its rights under, this Security Agreement in whole or in part to any Person without notice, without the requirement of obtaining any consent of Debtor and without affecting Debtor’s liability hereunder, and (ii) concurrently therewith or at any time thereafter, provide and forward to each purchaser, transferee, assignee, lender or participant any and all documents and information which Secured Party now has or may hereafter acquire relating to the Obligations, to Debtor, and to the Collateral, whether furnished by Debtor or otherwise, as Secured Party determines necessary or desirable. Debtor irrevocably waives any and all rights it may have under any Applicable Law to prohibit such disclosure, including but not limited to any right of privacy.
     Section 17. Inconsistencies. Any inconsistencies between the provisions of this Agreement and the Note shall be governed by reference to the provisions of the Note.
     Section 18. Consent to Jurisdiction; Waiver of Jury Trial.
          (a) DEBTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND TO SUCH OTHER COURTS OF SUCH OTHER JURISDICTIONS AS SECURED PARTY, AT ITS OPTION, MAY COMMENCE A LEGAL ACTION AGAINST DEBTOR, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, DEBTOR CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO DEBTOR AT THE ADDRESS PROVIDED IN THE NOTE. TO THE EXTENT THAT DEBTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.
          (b) EACH OF DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN RESPECT OF ANY ACTION BROUGHT ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF SECURED PARTY RELATING TO THE ADMINISTRATION OF THE FINANCING HEREUNDER OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. DEBTOR CERTIFIES THAT NO REPRESENTATIVE OF SECURED PARTY OR ATTORNEY OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR SECURED PARTY TO MAKE THE LOANS.
     Section 19. Taxes. All payments made by Debtor under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, assessments, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, assessments, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called “Taxes”); provided, however, that the term “Taxes” shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on Secured Party as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and Secured Party other than that arising from Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Note or any of the other Loan Documents.
     Section 20. Additional Affirmative Covenants. Debtor hereby covenants and agrees to and with Secured Party that for so long as there remains outstanding any of the Obligations, whether now existing or hereafter arising, Debtor shall:
     Section 20.01. Preservation of Assets; Compliance with Laws, Etc.
          (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, partnership, or limited liability company existence and all material Licenses and comply in every material respect with all Communications Laws applicable to it and all other Applicable Laws.

          (b) Renew each Real Property Lease on a timely basis in accordance with its renewal terms or otherwise provide substitute real property leases providing similar services and facilities as those provided by the Real Property Leases; and
          (c) Preserve all the material portions of the Collateral used or useful in the conduct of Debtor’s business and keep the same in working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course.
     Section 20.02. Insurance.
          (a) Keep all of its insurable Collateral now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses (with extended coverage endorsement including hurricane, tornado and wind damage coverage); maintain public liability, broadcasters’ liability and workers’ compensation insurance insuring Debtor to the extent customary with respect to companies conducting similar businesses; maintain workers’ compensation insurance as required by applicable state law, and maintain business interruption insurance in a commercially reasonable amount, all by financially sound and reputable insurers and furnish to Secured Party satisfactory evidence of the same (including certification by the chief executive officer or chief financial officer of Debtor of timely renewal of, and timely payment of all insurance premiums payable under, all such policies); notify Secured Party of any material change in the insurance maintained on its properties after the date hereof and furnish Secured Party satisfactory evidence of any such change; maintain insurance with respect to its tower, transmission and/or studio facilities and related equipment in an amount equal to the full replacement cost thereof; provide that each insurance policy pertaining to any of its insurable properties shall:
          (1) name (A) Secured Party, as loss payee pursuant to a so-called “standard mortgagee clause” or “Secured Party’s loss payable endorsement,” with respect to property coverage, and (B) Secured Party, as additional insured, with respect to general liability coverage; and
          (2) provide that the insurer(s) shall notify Secured Party of any proposed cancellation of such policy at least thirty (30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten (10) days in advance thereof) and that Secured Party will have the opportunity to correct any deficiencies justifying such proposed cancellation.
          (b) In the event of a Casualty Event affecting any asset or property of Debtor which constitutes Collateral (the “Damaged Property”) and provided that no Event of Default shall have occurred and be continuing, Secured Party will deliver to Debtor any Insurance Proceeds therefrom, if Debtor so elects following notice thereof provided by Secured Party within ten (10) days of its receipt of any Insurance Proceeds, provided, however that (i) Debtor shall use such proceeds for the restoration or replacement of the Damaged Property within a commercially reasonable period of time, and (ii) Debtor shall have demonstrated to the reasonable satisfaction of Secured Party that the Damaged Property will be restored to substantially its previous condition or will be replaced by substantially identical property or assets. If Debtor fails to elect the disbursement of such Insurance Proceeds as provided in the foregoing sentence within thirty (30) days following receipt of Secured Party’s notice, Debtor shall be deemed to have elected that such Insurance Proceeds be applied to the prepayment of the Note.
          (c) If Debtor receives any disbursements of Insurance Proceeds as contemplated by Section 20.02(b), but fails to restore or replace the Damaged Property within a commercially reasonable period of time, as required under Section 20.02(b), then Debtor shall return all such disbursements to Secured Party for application, together with the balance of any related Insurance Proceeds not so disbursed, to the prepayment of the Note.
          (d) Secured Party upon the occurrence and during the existence of any Event of Default, may elect to apply any Insurance Proceeds received by Secured Party pursuant to this Section 20.02 to the replacement, restoration and/or repair of the Damaged Property, in lieu of effecting the prepayment of the Note.
          (e) If Debtor or Secured Party elects to replace, restore and/or repair the Damaged Property as provided in Section 20.02(b) or (d), the related Insurance Proceeds (and any earnings thereon) shall be held by Secured Party and shall be applied to the replacement, restoration and repair of the Damaged Property and advanced by Secured Party in periodic installments upon compliance by Debtor with such reasonable conditions to disbursement as may be imposed by Secured Party, including, but not limited to, reasonable retention amounts and receipt of lien releases and, if determined by Secured Party, disbursement of such Insurance Proceeds jointly to Debtor and any contractors, subcontractors and materialmen to whom payment is owed in connection with such repair, replacement and/or restoration.
          (f) Following the occurrence and the continuance of any Event of Default, Secured Party shall have no obligation to release any Insurance Proceeds to Debtor as provided above and all such proceeds may be applied as Secured Party determines, in its sole discretion.
          (g) With respect to any Casualty Event resulting in Insurance Proceeds aggregating $150,000 or more, Secured Party shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for damage or destruction under any policy or policies of insurance, and Debtor shall, within five (5) Business Days after request therefor, reimburse Secured Party for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Secured Party in connection with such participation. Debtor shall not make any compromise, adjustment or settlement in connection with any such claim without the approval of Secured Party, which approval shall not be unreasonably withheld or delayed.

          (h) To the extent, if any, that any improved real property (whether owned or leased) of Debtor is situated in a flood zone designated as type “A,” “B” or “V” by the U.S. Department of Housing and Urban Development, obtain and maintain flood insurance in coverage and amount satisfactory to Secured Party.
     Section 20.03. Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within ten (10) Business Days after the discovery by Debtor thereof) give written notice to Secured Party of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local (including, without limitation, any Specified Authority), which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by Debtor (together with copies thereof, if requested by Secured Party) with respect to any alleged default under or violation of any of its material licenses, permits or franchises, including any License, or any of the Assumed Contracts; and (c) the occurrence of any Event of Default.
     Section 20.04. Inspection. Permit employees, agents and representatives of Secured Party to inspect, during normal business hours, its premises and its books and records and to make abstracts or reproductions thereof, but only as pertaining to the Collateral. In connection with any such inspections, Secured Party will use reasonable efforts to avoid an unreasonable disruption of Debtor’s businesses and, so long as no Event of Default has occurred and is continuing, will give reasonable prior notice thereof of not less than five (5) Business Days.
     Section 20.05. Additional Assurances. From time to time hereafter, and without limiting the generality of any other similar provision contained in this Agreement or in the Note:
          (a) execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as Secured Party shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents;
          (b) at the request and direction of Secured Party, cooperate with Secured Party from time to time in preparing, executing and/or filing and recording such (i) timely continuation statements under the Uniform Commercial Code with respect to Uniform Commercial Code Financing Statements filed under this Agreement, (ii) new Uniform Commercial Code Financing Statements and (iii) conforming amendments to the Loan Documents as shall be necessary from time to time to reflect the passage of time and other changed circumstances and to assure continued compliance with this Agreement and the other Loan Documents; and
          (c) upon the exercise by Secured Party of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, including, without limitation, any Specified Authority, execute and deliver all applications, certifications, instruments and other documents and papers that Secured Party may be so required to obtain.
Nothing contained in this Section 20.06 shall constitute a waiver of any Event of Default arising from any Debtor’s failure to locate, deliver and/or file or record any Loan Document, any consent of any Governmental Authority or other Person or any other document required under this Agreement or any other Loan Document.
     Section 20.07. Renewal of Licenses. Renew the Licenses in a timely manner and in accordance with all applicable provisions thereof.
     Section 21. Negative Covenants. Debtor covenants and agrees that for so long as there remains outstanding any of the Obligations, whether now existing or arising hereafter, unless Secured Party shall otherwise consent in writing, Debtor will not directly or indirectly:
     Section 21.01. Liens. Create, incur, assume, suffer or permit to exist any Lien of any nature whatsoever on any of the Collateral or the Licenses, other than the following (collectively, the “Permitted Liens”):
          (a) Liens securing the payment of Taxes or other government charges or levies either not yet due or the validity of which is being contested in good faith by appropriate proceedings;
          (b) deposits under workers’ compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all arising in the ordinary course of business;
          (c) Liens existing on the Effective Date which have been approved by Secured Party as described on Exhibit E attached hereto;
          (d) Liens against Debtor imposed by law, such as vendors’, carriers’, lessors’, warehouser’s or mechanics’ liens, incurred in good faith in the ordinary course of business;
          (e) Liens arising out of a prejudgment attachment or a judgment or award against Debtor with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such Lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default;
          (f) Liens in favor of Secured Party securing the Obligations pursuant to the Loan Documents;
          (g) zoning ordinances, restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by Debtor of the properties and assets subject thereto constituting part of the Collateral in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business; or
          (h) Liens existing on the Effective Date as set forth on Exhibit E not suffered by or otherwise resulting from the acts or omissions of Debtor, Parent or MMH.

     Section 21.02. Disposition of Assets; Etc. A Disposition of the Collateral to any Person, except for (a) Dispositions for fair market value of property having an aggregate fair market value not to exceed $150,000 in any one year (including the Disposition, without replacement, of Tangible Collateral which is obsolete or no longer needed by Debtor in the conduct of its business) and (b) the replacement of Tangible Collateral with other Tangible Collateral of at least equal utility and value (provided that the Lien upon such newly acquired Tangible Collateral securing the Obligations shall have the same priority in favor of Secured Party as the Lien upon the replaced Tangible Collateral).
     Section 21.03. Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any Collateral and thereafter rent or lease back such Collateral.
     Section 21.04. Discontinued Operations. Discontinue the operations of the Stations in accordance with the ordinary course of business and operations existing as of the Effective Date except with respect to any Casualty Event reasonably requiring same and then only for such period of time as may be reasonably required to again commence operations.
     Section 21.05. Amendment of Certain Agreements, Etc. Amend or modify any License except for any amendments or modifications (1) required by Applicable Law; (2) required in connection with the renewal of any License, (3) which would not materially change the rights, duties and obligations of Debtor under such License, (4) which are based on Debtor’s good faith efforts to enhance or expand service to a Station’s service area or (5) in the ordinary course of business.
     Section 22. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to “determination” by Secured Party include good faith estimates by Secured Party (in the case of quantitative determinations), and good faith beliefs by Secured Party (in the case of qualitative determinations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.
     Section 23. No Presumption Against Any Party. Neither this Agreement, any of the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
     Section 24. Certain Definitions. In addition to the other definitions of capitalized terms set forth in this Agreement, as used herein the following terms have the following respective meanings:
Business Day: any day other than a Saturday, Sunday or legal holiday on which banks in Miami, Florida, are open for the transaction of a substantial part of their commercial banking business.
Casualty Event: any loss of, damage to, condemnation of or other taking of any asset or property of a Person for which such Person receives Insurance Proceeds, proceeds of a condemnation award or other compensation.
Communications Laws: the applicable provisions of the Communications Act of 1934, as amended or superceded from time to time, and the applicable published rules, regulations, policies, and orders of the FCC (as defined herein), as any may be promulgated, deleted or amended from time to time.
Disposition: any sale, lease, sale and leaseback, assignment, conveyance, transfer, asset swap or other disposition of property.
GAAP: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect from time to time, applied on a basis consistent with (a) the application of the same in prior fiscal periods and (b) the accounting principles generally utilized in the television broadcasting and other communications and broadcasting industries.
Governmental Authority: any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
Insurance Proceeds: with respect to any Casualty Event, any proceeds of insurance, condemnation award or other compensation in respect thereof.
License: a license, authorization, permit, franchise or registration granted by the FCC or any other Governmental Authority necessary or required for the construction, ownership or operation of any Station, together with any extensions or renewals thereof. The term “License” shall include each of the Licenses set forth on Exhibit A-1.

Lien: any mortgage, security interest, hypothecation, prior claim, charge, lien, encumbrance or restriction on transfer of any kind, or priority, including without limitation, liens and encumbrances in respect of unpaid taxes.
Material Adverse Effect: the occurrence of any event or circumstance (other than events or occurrences affecting the television broadcasting industry or the national economy generally) which, individually or in the aggregate with other such circumstances, (a) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents in any material respect, (b) has had, or could reasonably be expected to have, an adverse effect on the condition (financial or otherwise), business, results of operations, assets, income or properties of Debtor or any other Person (other than Secured Party), in any material respect or (c) has impaired or could reasonably be expected to impair in any material respect, the ability of Debtor or any other Person (other than Secured Party) to fulfill its obligations under this Agreement or any other Loan Document to which Debtor is a party.
Person or person: any individual, corporation, partnership, limited liability company, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.
Specified Authority: the FCC, the Federal Aviation Administration and all other Governmental Authorities having jurisdiction over Debtor, the Stations and/or any Licenses.
Station: a broadcast television station owned or programmed by Debtor or any of its subsidiaries which consists of all of the properties and operating rights constituting a complete, fully integrated system for transmitting television signals from a transmitter site licensed by the FCC, together with all boosters and translators and any other subcarriers ancillary thereto, without payment of any fee by the Persons receiving such signals, including, without limitation, WDLP-TV, WDLP-DT and WSBS-CA.
*The Next Page is the Signature Page*

     IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed by their duly authorized officers, managers, agents or representatives, as applicable, all as of the day and year first above written.

DEBTOR:

MEGA MEDIA HOLDINGS, INC.

By	/s/ Raul Alarcón, Jr.

Name	Raul Alarcón, Jr.
Title	President/CEO

WDLP LICENSING, INC.

By	/s/ Raul Alarcón, Jr.

Name	Raul Alarcón, Jr.
Title	President/CEO
[Signatures continued next page]

[CONTINUATION OF SIGNATURE PAGE TO SECURITY AGREEMENT]

SECURED PARTY:

WDLP BROADCASTING COMPANY, LLC

By	/s/ William C. De La Pena, M.D.

Name	William C. De La Pena, M.D.
Title	Manager

WDLP LICENSED SUBSIDIARY, LLC

By	/s/ William C. De La Pena, M.D.

Name	William C. De La Pena, M.D.
Title	Manager

ROBIN BROADCASTING COMPANY, LLC

By	/s/ William C. De La Pena, M.D.

Name	William C. De La Pena, M.D.
Title	Manager

ROBIN LICENSED SUBSIDIARY, LLC

By	/s/ William C. De La Pena, M.D.

Name	William C. De La Pena, M.D.
Title	Manager